UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

LM FUNDING AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37605	47-3844457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

(Address of principal executive offices, including zip code)

(813) 222-8996

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2017, LM Funding, Inc., a Delaware corporation (the “Company”), entered into a Master Exchange Agreement (the “Agreement”) with a New York-based family office (the “Investor”). Prior to entering into the Agreement, the Investor entered into an agreement to acquire two existing promissory notes that had been previously issued by the Company, one with $2,798,672.71 principal amount outstanding plus interest due to Heartland Bank of New York (the “Term Note A”) and another for $1,741,601.50 of principal amount outstanding plus interest due to Heartland Bank Notes 18, LLC. Pursuant to the Agreement, the Company and the Investor agreed to exchange these promissory notes for such number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as determined under the Agreement based upon on an exchange price of 81.7% of the volume-weighted average trading price of the Common Stock through a period of 60 days following the date of the initial exchange (the “Pricing Period”).

The initial number of shares of Common Stock issuable upon exchange will be determined by dividing (i) 135% of the principal and interest under the promissory note(s) to be exchanged, as well as any other amounts owed by the Company to the Investor with respect to such promissory note(s) to be exchanged by (ii) an “exchange price” determined as the closing bid price of the Common Stock on the date of the applicable exchange (provided, however, that the Agreement provides that the initial “exchange price” for the initial exchange (described further below) is $3.70), in each case subject to adjustments over the Pricing Period following the exchange as set forth in the Agreement.

The Agreement provides that the Company will not effect any exchange or otherwise issue any shares of Common Stock under the Agreement if, after giving effect to such exchange or other share issuance under the Agreement, the Investor and its affiliates would beneficially own in excess of 4.99% of the outstanding Common Stock. The Agreement further provides that, under no circumstances may the aggregate number shares of Common Stock issued to the Investor under the Agreement at any time exceed 19.99% of the total number of shares of Common Stock outstanding immediately prior to the date of the Agreement unless the Company has obtained either (i) its stockholders’ approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635(d). To the extent that any shares otherwise issuable under the Agreement would cause the above limitations to be exceeded, the Company will issue warrants for such number of excess shares (“Pre-Funded Warrants”). The Pre-Funded Warrants are five-year warrants with customary terms and exercisable for $0.01 per share, and the exercise of the Pre-Funded Warrants is subject to the foregoing limitations.

As an initial exchange, the Investor elected to exchange the entire amount of Term Note A on December 11, 2017. Accordingly, on December 11, 2017, the Company exchanged 170,000 shares of Common Stock and initial Pre-Funded Warrants to purchase an aggregate of 924,595 additional shares of common stock. The entire 1,094,595 issued shares and Pre-Funded Warrants will be trued-up at the end of the Pricing Period to result in the number of shares determined by dividing the aggregate amount of the promissory notes by 81.7% of the volume-weighted average trading price of the Common Stock during the Pricing Period.

The above description of the Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02. The Exchange Shares and Pre-Funded Warrants were and will be issued to Investor in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Master Exchange Agreement, dated December 11, 2017, by and between the Company and Esousa Holdings LLC.

10.2	Form of Pre-Funded Warrant Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers
Chairman of the Board and Chief Executive Officer

Date: December 11, 2017